NEWS RELEASE for March 10, 2010

BIOLASE AND HENRY SCHEIN EXTEND AND AMEND
LICENSING AND DISTRIBUTION AGREEMENT

BIOLASE Announces Preliminary 2009 Fourth Quarter Results

IRVINE, CA (March 10, 2010) – BIOLASE Technology, Inc. (NASDAQ: BLTI), the world’s leading dental laser company, announced today that it has amended its licensing and distribution agreement with Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners. Within the United Kingdom, Australia, New Zealand, Belgium, Luxembourg, Netherlands, Spain, Germany, Italy, Austria, and North America, all dental sales will continue to be provided exclusively through Henry Schein.
The amended agreement provides strong incentives for Henry Schein to focus on its core customer base, and the purchase minimums have been agreed based upon that focus. In addition to the Henry Schein core customer base, BIOLASE will have strong incremental sales and margin incentives to penetrate additional dental offices. The agreement also allows for higher sales organization incentives, unique financing programs and increased luminary and educational events.

The new purchasing arrangement provides for minimum purchase commitments for laser equipment totaling $18 million over a twelve-month term, plus a large portion of additional laser equipment sales generated by BIOLASE’s increased focus into the additional accounts not traditionally focused on by Henry Schein. In addition, Henry Schein will purchase other categories of products, such as consumables, parts, and services as needed, without any minimum or cap. For perspective, the total non-laser revenues of BIOLASE for 2009 were $11.6 million. Under the previous agreement, minimum purchase commitments totaling $42.7 million for all laser equipment, products, and services in all applicable markets through the fourteen-month period ending March 31, 2010 will be satisfied.

BIOLASE CEO David Mulder said, “Since partnering with Henry Schein in 2006, our sales of diode lasers, consumables, and services have more than doubled, and we have enjoyed a deeper penetration into a solid base of Henry Schein accounts. We expect that penetration to continue, but are looking for additional upside by rapidly expanding Waterlase penetration into the rest of the North American marketplace. Based upon Henry Schein’s reported overall market share in North America and the incremental opportunities we are pursuing together, we anticipate strong upside. We are excited that the extended agreement will expand our reach, while maintaining the strength and support of the Henry Schein organization.”

The extended and amended agreement provides for a one-year term, and either BIOLASE or Henry Schein may request termination of the agreement upon 60 days’ advance written notice to the other party. The agreement may be extended by BIOLASE and Henry Schein for an additional six months, upon mutual agreement of the parties.

Mulder continued, “Henry Schein has stressed a very strong confidence in BIOLASE product development efforts and has reaffirmed its commitment to lasers in dentistry. The Henry Schein organization is particularly excited about carrying the new iLase. We are all pleased with the new direction that we are taking together.”

2009 Fourth Quarter Results and 2010 Outlook

BIOLASE today announced that, based on a preliminary review of its financial performance for the fourth quarter ended December 31, 2009, the Company expects to report quarterly revenues of approximately $10.4 million. The Company will provide additional details on a full-year 2009 results conference call and webcast when it reports full financial results on March 18.

BIOLASE CEO David Mulder said, “Our overall sales for the year were strongly impacted by the global economy and our shift in distribution strategy in four countries. Our fourth quarter sales were in alignment with the minimum purchases under the existing contract with Henry Schein. We do believe that end user sales were higher in the quarter and that the pipeline inventory of our distributors were reduced. As previously discussed, the previous minimum purchase agreement with Henry Schein was a great help in solidifying the Company, as we reduced our operating expenses and planned for our future. However, while a minimum purchase agreement has the benefit of filling in valleys of lower sales, the agreement could also reduce BIOLASE sales in peak periods, despite end user sales. We expect that the extended and amended agreement with Henry Schein will help us capture greater future upside potential.”

Mulder concluded, “Looking forward, we expect revenues for the first half of 2010 will be impacted by the transition to the new agreement, and also from the placement of prepaid orders from Henry Schein in the 2010 first quarter that will be fulfilled in subsequent quarters per the previous amended agreement. Our Diolase 10™ sales have begun and we are working on clinical support and an additional handpiece specifically designed for added features. We continue to work closely on the Procter & Gamble-related project, and believe we are now close to an agreement. We expect that the new agreement and products will be an incremental opportunity for BIOLASE, Henry Schein, and our other global partners.”

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices. The Company’s four business groups - Dental, Medical, International and Technology — serve more than 600,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions. The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items. Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.

Headquartered in Melville, N.Y., Henry Schein employs more than 13,500 people and has operations or affiliates in 23 countries. The Company’s net sales reached a record $6.5 billion in 2009. For more information, visit the Henry Schein Web site at www.henryschein.com.

About BIOLASE Technology, Inc.
BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, is a medical technology company that develops, manufactures and markets lasers and related products focused on technologies that advance the practice of dentistry and medicine. The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. Other products under development address ophthalmology and other medical and consumer markets.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: Jill Bertotti, of Allen & Caron, +1-949-474-4300.